UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2016

National Holdings Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-12629	36-4128138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 Park Avenue, 14th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 417-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2016, Mark Goldwasser provided National Holdings Corporation (the “Company”) with notice of his decision not to extend the term of his Employment Agreement, dated as of July 1, 2008, as amended (the “Goldwasser Agreement”). The Goldwasser Agreement will terminate pursuant to its terms on June 30, 2016.

On June 29, 2016, the Company and Robert B. Fagenson entered into a sixth amendment (the “Fagenson Amendment”) to his Co-Executive Chairman Compensation Plan, dated June 7, 2013, as amended (the “Fagenson Agreement”), pursuant to which, among other things, the term of the Fagenson Agreement will end on September 30, 2016, following which the term of the Fagenson Agreement may be extended for successive 30 day periods on the terms set forth therein. The foregoing summary of the Fagenson Amendment is qualified in its entirety by reference to the full text of the Fagenson Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Fagenson will continue to serve as Executive Chairman and Chief Executive Officer of the Company and will replace Mr. Goldwasser as President of the Company on an interim basis. In addition, Mr. Fagenson will serve as interim President and Chief Executive Officer of National Securities Corporation, a wholly-owned subsidiary of the Company.

On June 29, 2016, the Company issued a press release in connection with the above, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Sixth Amendment to Co-Executive Chairman Compensation Plan, dated as of June 29, 2016, between National Holdings Corporation and Robert B. Fagenson.

99.1	Press release issued by the Company on June 29, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation

Date: June 29, 2016	By:	/s/ Robert B. Fagenson
Name: Robert B. Fagenson Title: Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Co-Executive Chairman Compensation Plan, dated as of June 29, 2016, between National Holdings Corporation and Robert B. Fagenson.

99.1	Press release issued by the Company on June 29, 2016.